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                                                                  EXHIBIT 1


                         Information Concerning Transactions
                          in Shares of Common Stock Effected
                             by any Members of the Centaur
                           Partners Group since the filing
                              of Amendment No. 35 to the
                              Schedule 13D on July 11, 1996
                          ----------------------------------

          The following transactions were effected on the New York Stock Exchange, Inc. The price per share excludes brokerage commissions.

                                                                Price
        Name                      No. of Shares                 Per Share
        ----                      -------------                 ---------

     Estrin Equities                 50,000                     $ 6 1/2
     Limited Partnership             17,000                       6 3/4
                                     43,500                       6 7/8
                                     83,300                       7
                                     16,200                       7 1/8
                                     61,000                       7 1/4
                                     12,000                       7 3/8
                                     13,000                       7 1/2
                                     20,000                       8 3/4
                                     10,000                       8 7/8
                                     10,000                       9
                                    100,000                       7.301


     Melvyn J. Estrin                 5,000                       8 1/4
                                     10,000                       8 1/8
                                      2,000                       7 7/8
                                      2,100                       7 1/2
                                      2,500                       7
                                     78,400                       6 1/2






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